Exhibit 10.1

Matthew Feinstein

June 12, 2023

Pineapple, Inc.

Attn: Shawn Credle

10351 Santa Monica Blvd. #420 Los Angeles, CA 90025

RE: Amendment to Letter of Intent of September 28, 2022

Dear Mr. Credle:

This amendment to the letter of intent signed September 28, 2022 (“Amended Letter of Intent or ALOI”) sets forth our understanding as to the basic terms of the purchase of Entity and transfer of the same between, Pineapple, Inc. (“PNPL”), and Matthew Feinstein (“FEINSTEIN”), the current holder of said assets. By signing this letter, PNPL and FEINSTEIN confirm the terms set forth herein. This Amended Letter of Intent is legally binding in nature and does not require additional agreements to be executed.

Recitals:

WHEREAS, FEINSTEIN is the current 100% owner of PINEAPPLE WELLNESS, INC., (“the Asset”), which also owns the website www.PineappleWellness.com , and retail storefront at 8783 W. Pico Blvd., to be launched as a branded ‘Pineapple Wellness’ store selling CBD products and apparel.

WHEREAS, FEINSTEIN hereby agrees to sell 100% interest in the Entity for a purchase price of 1,000,000 common shares of PNPL to be issued upon mutual execution of this ALOI.

IT IS THEREBY AGREED THAT:

FEINSTEIN hereby agrees to sell 100% interest in the Entity for a purchase price of 1,000,000 common shares of PNPL to be issued upon mutual execution of this ALOI.

Expenses. Except as otherwise provided herein, PNPL and FEINSTEIN shall each pay their own respective fees and other out-of-pocket expenses incurred in connection with the transactions contemplated herein.

Governing Law. This Letter of Intent will be governed by and construed in accordance with the laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of California.

Counterparts. This Letter of Intent may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Letter of Intent and all of which, when taken together, will be deemed to constitute one and the same agreement.

If the foregoing reflects your understanding of the basic terms of the proposed transaction, please sign a copy of this letter in the space indicated below and return the same to me.

Very truly yours,

Matthew Feinstein

Acknowledged and agreed this 12th day of June 2023.

By:	MATTHEW FEINSTEIN

Acknowledged and agreed this 12th day of June 2023.

By:	Shawn Credle, CEO
Pineapple, Inc.